Exhibit 99.1

FOR IMMEDIATE RELEASE

RadNet Reports Third Quarter Financial Results Demonstrating Strong Recovery from the COVID-19 Impact

•	Indicating a substantial recovery from the impact of COVID-19, Total Net Revenue (“Revenue”) was $291.8 million in the third quarter of 2020, a sequential increase of 53.1% from the second quarter of 2020 and a decrease of only 0.3% from last year’s third quarter of $292.7 million

•	As a result of aggressive cost containment measures, Adjusted EBITDA(1) was $45.8 million in the third quarter of 2020, a sequential increase of 102.8% from the second quarter of 2020 and an increase of 11.7% from last year’s third quarter Adjusted EBITDA(1) of $41.0 million

•	Adjusted EBITDA(1) margin was 15.7% during the quarter as compared to 14.0% in last year’s third quarter, an increase of 169 basis points (1.7%)

•	Adjusting for the non-cash impact from the Company’s interest rate hedges on Net Income (“Adjusted Net Income”), Adjusted Net Income Per Share was $0.15 in this year’s third quarter, as compared to Adjusted Net Loss Per share of $(0.16) in the second quarter of this year and Net Income Per Share of $0.06 in last year’s third quarter; this is a sequential increase of $0.31 per share from the second quarter of 2020 and $0.09 per share from last year’s third quarter

•	Aggregate procedural volumes increased 66.2% from the second quarter of 2020

•	At third quarter end, RadNet had a cash balance of $89.7 million and was undrawn on its $195 million revolving line of credit

•	Subsequent to quarter end, RadNet announced the formation of a joint venture with Adventist Health in Simi Valley, California and the creation of a new operating platform in Phoenix, Arizona with Dignity Health/CommonSpirit Health

LOS ANGELES, California, November 9, 2020 – RadNet, Inc. (NASDAQ: RDNT), a national leader in providing high-quality, cost-effective, fixed-site outpatient diagnostic imaging services through a network of 334 owned and/or operated outpatient imaging centers, today reported financial results for its third quarter of 2020.

Dr. Howard Berger, President and Chief Executive Officer of RadNet, commented, “I am very pleased with our performance during the quarter. Our sequential improvement from the second quarter of 2020 is illustrative of both a strong recovery of our procedural volumes and our focus on controlling costs. Compared to the second quarter of this year, our Revenue grew 53.1% and our aggregate procedural volumes increased 66.2%. Our Adjusted EBITDA increased 102.8% from the second quarter, and our Adjusted Net Income Per Share increased by $0.31, reversing an Adjusted Net Loss Per Share in the second quarter of $(0.16). Our Adjusted EBITDA margin increased by 169 basis points (1.7%) from last year’s third quarter. The improvement in Adjusted EBITDA, Adjusted EBITDA margin and Net Income Per Share as compared to the second quarter is even more notable since this year’s second quarter results were aided by $25.5 million of funds we received and recognized as income under the CARES Act Provider Relief Fund. This quarter, we received only $221,000 of Cares Act funds.”

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Dr. Berger continued, “COVID-19 necessitated that we evaluate every part of our business to reduce expenses and conserve cash. In addition to staffing, we addressed costs associated with purchasing, pre-authorization, scheduling, revenue cycle management, equipment service, facility rent, insurance and center-level operating protocols. The adjustments we made over the last six months have materially improved how we are delivering our services and have significantly increased operating margins. These enhancements should favorably contribute to our performance in the coming quarters, as increasing procedural volumes are anticipated if our country continues to recover from COVID-19.”

Dr. Berger added, “During the COVID-19 period, we temporarily closed facilities, suspended certain modalities at some facilities which remained open, consolidated patient volume into the centers of excellence, negotiated and restructured agreements with vendors and landlords and reduced employee costs through furloughs and temporary salary cuts, among other actions. Not only did these actions prove to secure our business in this difficult period, but they resulted in enhanced liquidity. We completed the third quarter with a cash balance of $89.7 million, and we remain undrawn on our $195 million revolving line of credit. I am also pleased to report that, as of August 1st, we began bringing back substantially all of our employees from furloughs and restored the wages of those team members who took pay reductions as a result of COVID-19. This process was completed as of October 1st.”

“In October, we announced two partnerships that should further our strategic growth. First, we partnered with Adventist Health to create an outpatient imaging joint venture in Simi Valley, California to initially include three multimodality facilities and the management of the Nancy Reagan Breast Center. This affiliation with Adventist Health, one of the largest health systems on the West Coast and Hawaii, is scheduled to begin operations in January. Second, we created an operating platform in Phoenix, Arizona through a partnership with Dignity Health/CommonSpirit Health. Though this is our third partnership with Dignity, it is RadNet’s first entry into a new geography since we entered the New York City marketplace in 2013. We initially acquired eight Arizona facilities and, with Dignity, are committed to substantially growing the scope and breadth of this platform. Dignity will bring great value to the newly created partnership through its ownership of hospitals, medical groups and urgent care centers and its broad affiliations and relationships with physician practices in the Phoenix healthcare delivery system,” concluded Dr. Berger.

Third Quarter Financial Results

For the third quarter of 2020, RadNet reported Revenue of $291.8 million, Adjusted EBITDA(1) of $45.8 million and Net Income of $6.2 million. Compared to the second quarter of this year, Revenue increased $101.2 million (or 53.1%) and Adjusted EBITDA(1) increased $23.2 million (or 102.8%). Revenue decreased $916,000 (or 0.3%) and Adjusted EBITDA(1) increased $4.8 million (or 11.7%) from last year’s same quarter.

Net Income increased $3.0 million compared to the third quarter of 2019 and increased $16.8 million from the second quarter of 2020. Net Income Per Share for the third quarter of 2020 was $0.12, compared to Net Income Per Share in the third quarter of 2019 of $0.06 (based upon a weighted average number of diluted shares outstanding of 52.0 million in 2020 and 50.4 million in 2019). Adjusting for the non-cash impact of the Company’s interest rate hedges in this year’s third quarter, Adjusted Net Income Per Share was $0.15. This compares to Adjusted Net Loss Per Share of $(0.16) in the second quarter of 2020.

Affecting Net Income in the third quarter of 2020 were certain non-cash expenses or non-recurring items including: $2.1 million of non-cash employee stock compensation expense resulting from the vesting of certain options and restricted stock; $571,000 of severance paid in connection with headcount reductions related to cost savings initiatives; $342,000 loss on the sale or disposal of certain capital equipment; $2.0 million of non-cash impact from interest rate hedges; and $1.1 million of amortization of deferred financing costs, other non-cash interest and loan discounts related to our credit facilities.

For the third quarter of 2020, as compared to the prior year’s third quarter, MRI volume decreased 6.1%, CT volume was flat and PET/CT volume increased 0.4%. Overall volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, decreased 5.7% from the prior year’s third quarter. On a same-center basis, including only those centers which were part of RadNet for both the third quarters of 2020 and 2019, MRI volume decreased 5.8%, CT volume decreased 0.9% and PET/CT volume increased 2.3%. Overall same-center volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, decreased 5.6% compared to the prior year’s same quarter.

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Nine Month Financial Results

For the nine months ended September 30, 2020, RadNet reported Revenue of $763.9 million, Adjusted EBITDA(1) of $88.8 million and Net Loss of $20.8 million. Revenue decreased $89.4 million (or 10.5%), Adjusted EBITDA(1) decreased $28.5 million (or 24.3%) and Net Income decreased $25.2 million from the first nine months of 2019. Net Loss Per Share for the nine month period ended September 30, 2020 was $(0.41), compared to Net Income Per Share of $0.09 in corresponding nine month period of 2019 (based upon a weighted average number of fully diluted shares outstanding of 50.7 million in 2020 and 50.1 million in 2019). Adjusting for the non-cash impact of the Company’s interest rate hedges, Adjusted Net Loss Per Share was $(0.31) for the nine month period of 2020.

Affecting operating results in the nine months ended September 30, 2020 were certain non-cash expenses or non-recurring items including: $10.1 million of non-cash employee stock compensation expense resulting from the vesting of certain options and restricted stock; $1.6 million of severance paid in connection with headcount reductions related to cost savings initiatives; $543,000 loss on the sale or disposal of certain capital equipment; $6.7 million of non-cash impact from interest rate hedges; and $3.3 million of amortization of deferred financing costs, other non-cash interest and loan discounts related to our credit facilities.

Conference Call for Today

Dr. Howard Berger, President and Chief Executive Officer, and Mark Stolper, Executive Vice President and Chief Financial Officer, will host a conference call to discuss its third quarter 2020 results on Monday, November 9th, 2020 at 7:30 a.m. Pacific Time (10:30 a.m. Eastern Time).

Conference Call Details:

Date: Monday, November 9, 2020

Time: 10:30 a.m. Eastern Time

Dial In-Number: 866-248-8441

International Dial-In Number: 786-204-3966

It is recommended that participants dial in approximately 5 to 10 minutes prior to the start of the 10:30 a.m. call. There will also be simultaneous and archived webcasts available at http://public.viavid.com/index.php?id=142324 or http://www.radnet.com under the “Investors” menu section and “News Releases” sub-menu of the website. An archived replay of the call will also be available and can be accessed by dialing 844-512-2921 from the U.S., or 412-317-6671 for international callers, and using the passcode 9769738.

About RadNet, Inc.

RadNet, Inc. is the leading national provider of freestanding, fixed-site diagnostic imaging services in the United States based on the number of locations and annual imaging revenue. RadNet has a network of 334 owned and/or operated outpatient imaging centers. RadNet's core markets include California, Maryland, Delaware, New Jersey, New York and Arizona. In addition, RadNet provides radiology information technology solutions, teleradiology professional services and other related products and services to customers in the diagnostic imaging industry. Together with affiliated radiologists, and inclusive of full-time and per diem employees and technicians, RadNet has a total of approximately 8,600 employees. For more information, visit http://www.radnet.com.

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Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are expressions of our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, and anticipated future conditions, events and trends. Forward-looking statements can generally be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Forward-looking statements in this press release include, among others, statements we make regarding response to and the expected future impacts of COVID-19, including statements about our anticipated business results, balance sheet and liquidity and our future liquidity, burn rate and our continuing ability to service or refinance our current indebtedness.

Forward-looking statements are neither historical facts nor assurances of future performance. Because forward-looking statements relate to the future, they are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

•	the ongoing impact of the COVID-19 pandemic on our business, suppliers, payors, customers, referral sources, partners, patients and employees, including (i) government’s unprecedented action regarding existing and potential restrictions and/or obligations related to citizen and business activity to contain the virus; (ii) the consequences of an economic downturn resulting from the impacts of COVID-19 and the possibility of a global economic recession; (iii) the impact of the volume of canceled or rescheduled procedures, whether as a result of government action or patient choice; (iv) measures we are taking to respond to the COVID-19 pandemic, including changes to business practices; (v) the impact of government and administrative regulation, guidance and appropriations; (vi) changes in our revenues due to declining patient procedure volumes, changes in payor mix; (vii) potential increased expenses or workforce disruptions related to our employees that could lead to unavailability of key personnel; (viii) workforce disruptions related to our key partners, suppliers, vendors and others we do business with; (ix) the impact of return to work orders in certain states in which we operate; and (x) increased credit and collectability risks;

•	the availability and terms of capital to fund our business;

•	our ability to service our indebtedness, make principal and interest payments as those payments become due and remain in compliance with applicable debt covenants, in addition to our ability to refinance such indebtedness on acceptable terms;

•	changes in general economic conditions nationally and regionally in the markets in which we operate;

•	the availability and terms of capital to fund the expansion of our business and improvements to our existing facilities;

•	our ability to maintain our current credit rating and the impact on our funding costs and competitive position if we do not do so;

•	volatility in interest and exchange rates, or credit markets;

•	the adequacy of our cash flow and earnings to fund our current and future operations;

•	changes in service mix, revenue mix and procedure volumes;

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•	delays in receiving payments for services provided;

•	increased bankruptcies among our partner physicians or joint venture partners;

•	the impact of the political environment and related developments on the current healthcare marketplace and on our business, including with respect to the future of the Affordable Care Act;

•	the extent to which the ongoing implementation of healthcare reform, or changes in or new legislation, regulations or guidance, enforcement thereof by federal and state regulators or related litigation result in a reduction in coverage or reimbursement rates for our services, or other material impacts to our business;

•	closures or slowdowns and changes in labor costs and labor difficulties, including stoppages affecting either our operations or our suppliers' abilities to deliver supplies needed in our facilities;

•	the occurrence of hostilities, political instability or catastrophic events;

•	the emergence or reemergence of and effects related to future pandemics, epidemics and infectious diseases; and

•	noncompliance by us with any privacy or security laws or any cybersecurity incident or other security breach by us or a third party involving the misappropriation, loss or other unauthorized use or disclosure of confidential information.

Any forward-looking statement contained in this current report is based on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that we may make from time to time, whether as a result of changed circumstances, new information, future developments or otherwise, except as required by applicable law.

Regulation G: GAAP and Non-GAAP Financial Information

This release contains certain financial information not reported in accordance with GAAP. The Company uses both GAAP and non-GAAP metrics to measure its financial results. The Company believes that, in addition to GAAP metrics, these non-GAAP metrics assist the Company in measuring its cash-based performance. The Company believes this information is useful to investors and other interested parties because it removes unusual and nonrecurring charges that occur in the affected period and provides a basis for measuring the Company's financial condition against other quarters. Such information should not be considered as a substitute for any measures calculated in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Reconciliation of this information to the most comparable GAAP measures is included in this release in the tables which follow.

CONTACTS:

RadNet, Inc.

Mark Stolper, 310-445-2800

Executive Vice President and Chief Financial Officer

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	September 30, 2020	December 31, 2019
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$89,739	$40,165
Accounts receivable	137,411	154,763
Due from affiliates	424	1,242
Prepaid expenses and other current assets	31,482	45,004
Total current assets	259,056	241,174
PROPERTY, EQUIPMENT AND RIGHT-OF-USE ASSETS
Property and equipment, net	361,950	367,795
Operating lease right-of-use assets	451,613	445,477
Total property, equipment and right-of-use assets	813,563	813,272
OTHER ASSETS
Goodwill	470,685	441,973
Other intangible assets	57,152	42,994
Deferred financing costs	1,944	1,559
Investment in joint ventures	35,571	34,470
Deferred tax assets, net of current portion	42,188	34,548
Deposits and other	37,707	36,996
Total assets	$1,717,866	$1,646,986

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable, accrued expenses and other	$205,701	$207,585
Due to affiliates	12,287	14,347
Deferred revenue	45,846	1,316
Current finance lease liability	3,041	3,283
Current operating lease liability	67,449	61,206
Current portion of notes payable	39,463	39,691
Total current liabilities	373,787	327,428
LONG-TERM LIABILITIES
Long-term finance lease liability	1,108	3,264
Long-term operating lease liability	428,233	420,922
Notes payable, net of current portion	627,179	652,704
Other non-current liabilities	41,438	9,529
Total liabilities	1,471,745	1,413,847
EQUITY
Common stock - $.0001 par value, 200,000,000 shares authorized; 51,596,098 and 50,314,328 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively	5	5
Additional paid-in-capital	306,079	262,865
Accumulated other comprehensive loss	(24,923)	(8,026)
Accumulated deficit	(123,956)	(103,159)
Total RadNet, Inc.'s stockholders' equity	157,205	151,685
Noncontrolling interests	88,916	81,454
Total equity	246,121	233,139
Total liabilities and equity	$1,717,866	$1,646,986

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
REVENUE
Service fee revenue	$256,730	$261,908	$660,760	$762,751
Revenue under capitation arrangements	35,046	30,784	103,145	90,587
Total service revenue	291,776	292,692	763,905	853,338
Provider relief funding	221	–	25,696	–
OPERATING EXPENSES
Cost of operations, excluding depreciation and amortization	246,462	254,383	708,095	743,997
Depreciation and amortization	21,247	20,490	64,536	60,193
Loss on sale and disposal of equipment and other	342	917	543	1,990
Severance costs	571	52	1,647	1,054
Total operating expenses	268,622	275,842	774,821	807,234
INCOME FROM OPERATIONS	23,375	16,850	14,780	46,104

OTHER INCOME AND EXPENSES
Interest expense	11,061	11,895	33,443	36,589
Equity in earnings of joint ventures	(2,276)	(1,955)	(5,176)	(6,072)
Non-cash change in fair value of interest rate hedge	679	–	4,523	–
Other (income) expenses	(139)	2	(247)	1,271
Total other expenses	9,325	9,942	32,543	31,788
INCOME (LOSS) BEFORE INCOME TAXES	14,050	6,908	(17,763)	14,316
(Provision for) benefit from income taxes	(3,825)	(1,816)	5,029	(3,556)
NET INCOME (LOSS)	10,225	5,092	(12,734)	10,760
Net income attributable to noncontrolling interests	4,069	1,897	8,063	6,400

NET INCOME (LOSS) ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$6,156	$3,195	$(20,797)	$4,360

BASIC NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.12	$0.06	$(0.41)	$0.09

DILUTED NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.12	$0.06	$(0.41)	$0.09

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	51,358,603	49,807,460	50,746,380	49,597,138
Diluted	51,955,815	50,360,360	50,746,380	50,113,306

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

(unaudited)

	Nine Months Ended September 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(12,734)	$10,760
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	64,536	60,193
Amortization of operating lease assets	50,769	49,948
Equity in earnings of joint ventures,net of dividends	530	(2,148)
Amortization deferred financing costs and loan discount	3,266	3,103
Loss on sale and disposal of equipment and other	543	1,990
Amortization of cash flow hedge, net of taxes	1,861	–
Non-cash change in fair value of interest rate hedge	4,523	–
Stock-based compensation	10,144	6,963
Other noncash item included in cost of operations	–	(559)
Change in fair value of contingent consideration	(145)	(1,749)
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in purchase transactions:
Accounts receivable	17,380	(3,467)
Other current assets	13,522	(1,569)
Other assets	(700)	(5,770)
Deferred taxes	(7,640)	(4,230)
Operating leases	(43,351)	(49,721)
Deferred revenue	44,530	(490)
Accounts payable, accrued expenses and other	23,309	19,349
Net cash provided by operating activities	170,343	82,603
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of imaging facilities and other acquisitions	(10,125)	(27,150)
Equity investments at fair value	–	(143)
Purchase of property and equipment	(77,303)	(68,269)
Proceeds from sale of equipment	779	760
Proceeds from sale of equity interests in a joint venture	–	132
Nulogix return of capital	–	792
Equity contributions in existing joint ventures	(1,631)	(103)
Net cash used in investing activities	(88,280)	(93,981)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on notes and leases payable	(2,704)	(4,778)
Payments on Term Loan Debt	(32,472)	(29,918)
Additional deferred finance costs on revolving loan amendment	(741)	–
Proceeds from issuance of new debt, net of issuing costs	–	97,144
Proceeds from Payment Protection Program	4,023	–
Distributions paid to noncontrolling interests	(601)	(1,818)
Proceeds from sale of noncontrolling interest	–	5,275
Contribution from a noncontrolling partners	–	750
Proceeds from revolving credit facility	250,900	251,200
Payments on revolving credit facility	(250,900)	(279,200)
Proceeds from issuance of common stock upon exercise of options	–	50
Net cash (used in) provided by financing activities	(32,495)	38,705
EFFECT OF EXCHANGE RATE CHANGES ON CASH	6	(28)
NET INCREASE IN CASH AND CASH EQUIVALENTS	49,574	27,299
CASH AND CASH EQUIVALENTS, beginning of period	40,165	10,389
CASH AND CASH EQUIVALENTS, end of period	$89,739	$37,688

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$31,210	$36,058

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RADNET, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) ATTRIBUTABLE TO RADNET, INC.

COMMON SHAREHOLDERS TO ADJUSTED EBITDA(1)

(IN THOUSANDS)

	Three Months Ended
	September 30,
	2020	2019

Net Income Attributable to RadNet, Inc. Common Shareholders	$6,156	$3,195
Plus Interest Expense	11,061	11,895
Plus Provision for Income Taxes	3,825	1,816
Plus Depreciation and Amortization	21,247	20,490
Plus Loss on Sale of Equipment	342	917
Plus Severance Costs	571	52
Plus Non-cash Change in Fair Value of Interest Rate Hedge	679	–
Plus Other (Gains) Expenses	(139)	2
Plus Non-Cash Employee Stock-Based Compensation	2,067	1,381
Plus Legal Settlements	–	1,248
Adjusted EBITDA(1)	$45,809	$40,996

	Nine Months Ended
	September 30,
	2020	2019

Net (Loss) Income Attributable to RadNet, Inc. Common Shareholders	$(20,797)	$4,360
Plus Interest Expense	33,443	36,589
Plus (Benefit From) Provision for Income Taxes	(5,029)	3,557
Plus Depreciation and Amortization	64,536	60,193
Plus Loss on Sale of Equipment	543	1,989
Plus Severance Costs	1,647	1,054
Plus Non-cash Change in Fair Value of Interest Rate Hedge	4,523	–
Plus Other (Gains) Expenses	(247)	1,271
Plus Non-Cash Employee Stock-Based Compensation	10,144	6,964
Plus Legal Settlements	–	1,248
Adjusted EBITDA(1)	$88,763	$117,225

Footnotes

(1) The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, each from continuing operations and adjusted for losses or gains on the sale of equipment, other income or loss, transaction expenses, debt extinguishments and non-cash equity compensation. Adjusted EBITDA includes equity earnings in unconsolidated operations and subtracts allocations of earnings to non-controlling interests in subsidiaries, and is adjusted for non-cash or extraordinary and one-time events taken place during the period.

Adjusted EBITDA is reconciled to its nearest comparable GAAP financial measure. Adjusted EBITDA is a non-GAAP financial measure used as analytical indicator by RadNet management and the healthcare industry to assess business performance, and is a measure of leverage capacity and ability to service debt. Adjusted EBITDA should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

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PAYOR CLASS BREAKDOWN

Third Quarter
2020

Commercial Insurance/Other Patient Revenue	57.9%
Medicare	21.5%
Capitation	12.0%
Workers Compensation/Personal Injury	2.5%
Medicaid	2.4%
Other/Non Patient	3.7%
Total	100.0%

RADNET PAYMENTS BY MODALITY

	Third Quarter	Full Year	Full Year	Full Year
	2020	2019	2018	2017

MRI	35.1%	35.8%	35.2%	34.9%
CT	17.3%	16.9%	16.5%	16.2%
PET/CT	5.8%	5.6%	5.7%	5.2%
X-ray	7.2%	8.1%	8.4%	8.9%
Ultrasound	12.4%	12.4%	12.2%	12.1%
Mammography	16.5%	15.2%	15.8%	16.3%
Nuclear Medicine	0.9%	1.0%	1.1%	1.1%
Other	4.7%	4.9%	5.1%	5.2%
	100.0%	100.0%	100.0%	100.0%

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